Exhibit 99.1

South Timbalier 41 (Portion Acquired by EPL)

STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES

December 31, 2011

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Energy Partners, Ltd.:

In our opinion, the accompanying statements of revenue and direct operating expenses present fairly, in all material respects, the revenues and direct operating expenses of Certain Oil and Gas Properties of Energy Partners, Ltd. (the “ST41 Interests”) for the year ended December 31, 2011 in conformity with accounting principles generally accepted in the United States of America, using the basis of presentation described in Note 1. These financial statements are the responsibility of the Energy Partners, Ltd.’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements reflect the revenues and direct operating expenses of the ST41 Interests using the basis of presentation described in Note 1 and are not intended to be a complete presentation of the financial position, results of operations, or cash flows of the ST4I Interests.

June 28, 2012

PricewaterhouseCoopers LLP, 639 Loyola Avenue, Suite 1800, New Orleans, LA 70113 T: (504) 558 8200, F: (504) 558 8960, www.pwc.com/us

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South Timbalier 41 (Portion Acquired by EPL)

STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES

(in thousands)

Year Ended December 31,
2011
Revenues	$17,342
Direct operating expenses	1,847

Excess of revenues over direct operating expenses	$15,495

See accompanying notes.

South Timbalier 41 (Portion Acquired by EPL)

NOTES TO STATEMENT OF

REVENUES AND DIRECT OPERATING EXPENSES

NOTE 1 - BASIS OF PRESENTATION

On May 15, 2012, Energy Partners, Ltd., (“EPL”) acquired from W&T Offshore, Inc. (“W&T”) an asset package consisting of certain shallow-water Gulf of Mexico shelf oil and natural gas interests in its South Timbalier 41 field located in the Gulf of Mexico (the “ST41 Interests”) as defined in the Purchase and Sale Agreement dated as of May 15, 2012, between EPL and W&T for approximately $32.4 million, subject to customary closing adjustments, with an economic effective date of April 1, 2012. The accompanying statement of revenues and direct operating expenses (the “Statement”) relates to the ST41 Interests acquired by EPL. Prior to the acquisition, EPL owned a 60% working interest in the field and W&T owned a 40% working interest. As a result of the acquisition, EPL has become the sole working interest owner of the field.

The statement of revenues and direct operating expenses associated with the ST41 Interests was derived from EPL’s accounting records. Separate financial statements for the asset package that comprises the acquired ST41 Interests have not been prepared and W&T has not maintained the distinct and separate accounts necessary to present the full financial statements of the ST41 Interests. During the period presented, the ST41 Interests were not accounted for or operated as a consolidated entity or as a separate division by W&T. Revenues and direct operating expenses for the ST41 Interests included in the accompanying statement represent the net collective working and revenue interests acquired by EPL. The revenues and direct operating expenses presented herein relate only to the interests in the producing oil and natural gas properties which were acquired and do not represent all of the oil and natural gas operations of W&T, other owners, or other third party working interest owners. Direct operating expenses include lease operating expenses and major maintenance costs. Indirect general and administrative expenses, depreciation, depletion and amortization of oil and gas properties and federal and state income taxes have been excluded from direct operating expenses in the accompanying statement of revenues and direct operating expenses and future income taxes have been excluded from the standardized measure of discounted future net cash flows because the allocation of such expenses would be arbitrary and would not be indicative of what such costs would have been had the ST41 Interests been operated as a stand-alone entity. Full separate financial statements, including statements of financial position, results of operations, owners’ equity and cash flows, prepared in accordance with accounting principles generally accepted in the United States of America do not exist for the ST41 Interests and are not practicable to prepare in these circumstances. Accordingly, the historical statement of revenues and direct operating expenses of the ST41 Interests is presented in lieu of the financial statement required under Rule 3-05 of the U.S. Securities and Exchange Commission (“SEC”) Regulation S-X. The statement of revenues and direct operating expenses presented is not indicative of the results of operations of the ST41 Interests on a go forward basis due to changes in the business and the omission of various operating expenses as described above.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition: Revenues in the Statement reflect the entitlement method of accounting for oil and natural gas revenue, recognizing as revenues only the net interest share of all production sold. Amounts attributable to the sale of production in excess of or less than the ST41 Interests’ net interest are excluded from revenues.

Use of Estimates: The preparation of statements of revenues and direct operating expenses in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions that affect the reported amounts of revenues and direct operating expenses during the reporting period. Actual results may differ from those estimates.

NOTE 3 - SUBSEQUENT EVENTS

Management of EPL has evaluated events subsequent to December 31, 2011 through the date of issuance of this statement of revenues and direct operating expenses on June 28, 2012.

NOTE 4 - SUPPLEMENTARY OIL AND GAS INFORMATION (UNAUDITED)

Estimated Net Quantities of Oil and Natural Gas Reserves

The following are estimates of the net proved oil and natural gas reserves of the ST41 Interests located entirely within the United States of America. Reserve volumes and values were determined under definitions and guidelines of the SEC and, with the exception of the exclusion of future income taxes, conform to the Financial Accounting Standards Board Accounting Standards Codification Topic 932, Extractive Activities-Oil and Gas. Reserve estimates are inherently imprecise and estimates of new discoveries are more imprecise than those of producing oil and gas properties. Accordingly, reserve estimates are expected to change as additional performance data becomes available.

Estimated quantities of proved domestic oil and natural gas reserves and changes in quantities of proved developed reserves in thousands of barrels (“MBbls”) and millions of cubic feet (“MMcf”) for the ST41 Interests were as follows:

	Oil (MBbl)	Natural Gas (MMcf)
Proved reserves as of December 31, 2010	498	6,213
Production	(170)	(840)
Extensions, discoveries and other additions	143	868
Revisions of previous estimates	110	(2,250)

Proved reserves as of December 31, 2011	581	3,991

Estimated proved developed reserves:
December 31, 2010	498	6,213
December 31, 2011	581	3,991

Discounted Future Net Cash Flows

A summary of the discounted future net cash flows related to proved oil and natural gas reserves is shown below. Future net cash flows calculated at December 31, 2011 and 2010 are based on the 12-month unweighted arithmetic average of the first-day-of-the-month price for each month within the 12-month prior period. Commodity prices used in determining proved reserves and future cash flows for oil and natural gas were $99.17 per barrel and $4.01 per Mcf, respectively, for 2011, and $78.77 per barrel and $4.22 per Mcf, respectively, for 2010.

The discounted future net cash flows, before consideration of federal and state income taxes (see Note 1), related to proved oil and natural gas reserves are as follows (in thousands):

Year Ended December 31,
2011
Future cash inflows	$72,584
Less related future costs:
Production costs	(15,459)
Development and abandonment costs	(6,833)
Income taxes (a)	—

Future net cash inflows before 10% discount	50,292
10% annual discount for estimated timing of cash flows	(8,582)

Discounted future net cash flows	$41,710

(a)	Income taxes were excluded from this presentation (See Note 1).

Changes in Discounted Future Net Cash Flows

A summary of the changes in the discounted future net cash flows, before consideration of federal and state income taxes (see Note 1), applicable to proved oil and natural gas reserves for the ST41 Interests follows (in thousands):

Year Ended December 31,
2011
Beginning of year	$23,518
Sales and transfers of oil and gas produced, net of production costs	(15,433)
Changes in price, net of future production costs	19,329
Extensions and discoveries, net of future production and development costs	12,391
Changes in estimated future development costs, net of development costs incurred during the period	4,737
Revisions of quantity estimates	(8,504)
Accretion of discount	2,352
Changes in production rates due to timing and other	3,320

Net increase	18,192

End of year	$41,710

South Timbalier 41 (Portion Acquired by EPL)

UNAUDITED INTERIM STATEMENTS OF

REVENUES AND DIRECT OPERATING EXPENSES

South Timbalier 41 (Portion Acquired by EPL)

UNAUDITIED INTERIM STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

(in thousands)

	Three Months Ended March 31,
	2012	2011
Revenues	$6,821	$3,533
Direct operating expenses	333	572

Excess of revenues over direct operating expenses	$6,488	$2,961

See accompanying notes.

South Timbalier 41 (Portion Acquired by EPL)

NOTES TO UNAUDITED INTERIM STATEMENTS OF

REVENUES AND DIRECT OPERATING EXPENSES

NOTE 1 - BASIS OF PRESENTATION

On May 15, 2012, Energy Partners, Ltd., (“EPL”) acquired from W&T Offshore, Inc. (“W&T”) an asset package consisting of certain shallow-water Gulf of Mexico shelf oil and natural gas interests in its South Timbalier 41 field located in the Gulf of Mexico (the “ST41 Interests”) as defined in the Purchase and Sale Agreement dated as of May 15, 2012, between EPL and W&T for approximately $32.4 million, subject to customary closing adjustments, with an economic effective date of April 1, 2012. The accompanying unaudited statements of revenues and direct operating expenses (the “Statements”) relate to the ST41 Interests acquired by EPL. Prior to the acquisition, EPL owned a 60% working interest in the field and W&T owned a 40% working interest. As a result of the acquisition, EPL has become the sole working interest owner of the field.

The financial information for the three-month periods ended March 31, 2012 and March 31, 2011 has not been audited. The unaudited statements of revenues and direct operating expenses associated with the ST41 Interests were derived from EPL’s accounting records. Separate financial statements for the asset package that comprises the acquired ST41 Interests have not been prepared and W&T has not maintained the distinct and separate accounts necessary to present the full financial statements of the ST41 Interests. During the periods presented, the ST41 Interests were not accounted for or operated as a consolidated entity or as a separate division by W&T. The unaudited revenues and direct operating expenses for the ST41 Interests included in the accompanying statements represent the net collective working and revenue interests acquired by EPL. The unaudited revenues and direct operating expenses presented herein relate only to the interests in the producing oil and natural gas properties which were acquired and do not represent all of the oil and natural gas operations of W&T, other owners, or other third party working interest owners. Direct operating expenses include lease operating expenses and major maintenance costs. Indirect general and administrative expenses, depreciation, depletion and amortization of oil and gas properties and federal and state income taxes have been excluded from direct operating expenses in the accompanying unaudited statements of revenues and direct operating expenses because the allocation of such expenses would be arbitrary and would not be indicative of what such costs would have been had the ST41 Interests been operated as a stand-alone entity. Full separate financial statements, including statements of financial position, results of operations, owners’ equity and cash flows, prepared in accordance with accounting principles generally accepted in the United States of America do not exist for the ST41 Interests and are not practicable to prepare in these circumstances. Accordingly, the historical statements of revenues and direct operating expenses of the ST41 Interests are presented in lieu of the financial statements required under Rule 3-05 of the U.S. Securities and Exchange Commission (“SEC”) Regulation S-X. The unaudited statements of revenues and direct operating expenses presented are not indicative of the results of operations of the ST41 Interests on a go forward basis due to changes in the business and the omission of various operating expenses as described above.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition: Revenues in the Statements reflect the entitlement method of accounting for oil and natural gas revenue, recognizing as revenues only the net interest share of all production sold. Amounts attributable to the sale of production in excess of or less than the ST41 Interests’ net interest are excluded from revenues.

Use of Estimates: The preparation of statements of revenues and direct operating expenses in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions that affect the reported amounts of revenues and direct operating expenses during the reporting period. Actual results may differ from those estimates.